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                                                                    Exhibit 99.2

Section 3.2 of the Amended and Restated Bylaws of Halozyme Therapeutics, Inc. ("Halozyme") was amended in its entirety by the Halozyme Board of Directors on June 29, 2005 to read as follows:

3.2 NUMBER OF DIRECTORS.

The Board of Directors shall consist of not fewer than four (4) nor more than nine (9) persons. The exact number of directors shall be six (6) until changed, within the limits specified above, by a bylaw amending this Section 3.2, duly adopted by the Board of Directors or by the stockholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.